Exhibit 99.1

Empery Digital Acquires 88 Additional BTC and Now Holds Over 4,000 BTC

Announces Launch of EmperyDigital.com Treasury Dashboard

AUSTIN, Texas – August 6, 2025 – Empery Digital Inc. (NASDAQ: EMPD) (the “Company” or “Empery Digital”) today announced that since the last update on August 3, 2025, the Company has acquired an additional 87.62 BTC for a total purchase price of $10.0 million. As of the time of this release, the Company holds 4,000.85 BTC acquired for an aggregate purchase price of approximately $470 million, reflecting an average purchase price of $117,552 per BTC.

Additionally, today the Company launched EmperyDigital.com, which will include real-time portfolio metrics updating the market on BTC holdings and key valuation metrics.

“We are excited to launch EmperyDigital.com, providing the market with virtual real-time pricing and portfolio updates,” said Ryan Lane, Co-CEO & Chairman of Empery Digital. “Providing real-time holdings information sourced directly from our custodian by our third-party administrator creates unprecedented transparency. The website launch demonstrates our commitment to the principles of corporate disclosure.”

About Empery Digital Inc.

Built on Principles, Powered by Blockchain

Effective as of July 17, 2025, the Company adopted a bitcoin treasury strategy with the goal of becoming a leading, low cost, capital efficient, globally trusted aggregator of bitcoin. Empery Digital (formerly Volcon) was founded as the first all-electric power sports company sourcing high-quality and sustainable electric vehicles for the outdoor community. The power sports brand will operate under the brand name Empery Mobility. Empery Mobility electric vehicles are the future of off-roading, not only because of their environmental benefits but also because of their near-silent operation, which allows for a more immersive outdoor experience.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. These forward-looking statements address various matters including the statement relating to the proposed real time updates on the Company’s website. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company's operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company's stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties identified under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 17, 2025.

We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Empery Digital Contacts

For Media: media@emperydigital.com

For Dealers: dealers@emperydigital.com

For Investors: investors@emperydigital.com

For Marketing: marketing@emperydigital.com

For Digital: digital@emperydigital.com